Exhibit 10.7
RECAPITALIZATION AGREEMENT
     THIS RECAPITALIZATION AGREEMENT, dated as of October 6, 2009 (this “Agreement”), is entered into by and among Viasystems Group, Inc., a Delaware corporation (“Group”), Hicks, Muse, Tate & Furst Equity Fund III, LP and each of its affiliates that holds shares of stock of Group, as identified on Schedule 1 hereto (collectively, “HM Capital”), GSC Recovery II, L.P. and each of its affiliates that holds shares of stock of Group, as identified on Schedule 1 hereto (collectively, “GSC” and together with HM Capital, the “Controlling Majority Stockholders), and TCW Shared Opportunities Fund III, L.P. (“TCW” and together with HM Capital and GSC, the “Majority Stockholders”).
RECITALS
     WHEREAS, as of the date hereof, the authorized capital stock of Group consists of 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), of which 28,874,509 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $.01 per share, 1,500,000 shares of which have been designated as the “Class A Junior Preferred Stock” (“Class A Preferred Stock”), of which 903,233 shares are issued and outstanding, and 4,500,000 shares of which have been designated as the “Class B Senior Convertible Preferred Stock” (“Class B Preferred Stock,” and together with the Class A Preferred Stock, “Preferred Stock”), of which 4,255,546 shares are issued and outstanding;
     WHEREAS, as of the date hereof, (a) HM Capital owns 2,177,356 shares of Class B Preferred Stock, 903,233 shares of Class A Preferred Stock and 14,083,383 shares of Common Stock, (b) GSC owns 1,483,172 shares of Class B Preferred Stock and 8,365,372 shares of Common Stock and (c) TCW owns 593,829 shares of Class B Preferred Stock;
     WHEREAS, the Class A Preferred Stock and the Class B Preferred Stock are entitled to dividend and liquidation preferences in relation to Common Stock and are mandatorily redeemable on January 31, 2013, to the extent of funds legally available therefor;
     WHEREAS, concurrently with the execution of this Agreement, Group, Maple Acquisition Corp., a wholly owned subsidiary of Group (the “Merger Sub”), and Merix Corporation, an Oregon corporation (“Merix”), are entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the Merger Sub will be merged with and into Merix, with Merix being the surviving corporation (the “Merger”);
     WHEREAS, the consummation of the Merger is conditioned upon Group’s consummation of a recapitalization (the “Recapitalization”) pursuant to which (a) a reverse stock split will be effected pursuant to which each outstanding share of Common Stock will be converted into 0.083647 shares of new issued common stock, par value $.01 per share (the “New Common Stock”), with any fractional share resulting therefrom being cancelled in exchange for the right to receive a cash payment of $25.00 per share of New Common Stock that resulted in such fractional share (the “Reverse Stock Split”) and (b) a reclassification of shares will be effected pursuant to which (i) each outstanding share of Class A Preferred Stock will be reclassified as, and converted into, 8.478683 shares of New Common Stock, with any fractional share resulting therefrom being cancelled in exchange for the right to receive a cash payment of $25.00 per share of New Common Stock that resulted in such fractional share and (ii) each outstanding share of Class B Preferred Stock will be reclassified as, and converted into, 1.416566 shares of New Common Stock, with any fractional share resulting therefrom being cancelled in exchange for the right to receive a cash payment of $25.00 per share of New Common Stock that resulted in such fractional share (together, the “Reclassification”);
     WHEREAS, a special committee of disinterested directors of the Board of Directors of Group (the “Special Committee”) has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan”) stating that, based on the assumptions, qualifications and limitations set forth therein, the Recapitalization is fair to the holders of Common Stock, from a financial point of view;
     WHEREAS, the Special Committee has recommended the terms of the Recapitalization to the Board of Directors of Group (the “Board of Directors”) and the Board of Directors has approved the terms of the Recapitalization, the Certificate of Amendment to Certificate of Incorporation (the “Charter Amendment”), substantially in the form attached hereto as Exhibit A-1, and the Third Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), substantially in the form attached hereto as Exhibit A-2, and unanimously recommends Group’s common stockholders to approve (a) the Recapitalization, (b) the Charter Amendment, and (c) the Restated Certificate of Incorporation; and
     WHEREAS, as a condition and inducement to the execution and delivery of the Merger Agreement by the parties thereto, Group hereby acknowledges its desire and commitment to effect, and the Majority Stockholders hereby acknowledge their desire and commitment to approve and participate in, the Recapitalization upon the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
Article I
Recapitalization
1.01 Charter Amendment. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 6.01), (i) the Charter Amendment will be filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), and immediately upon such filing the Recapitalization shall become effective, without any further action, in the manner set forth in Section 1.02 and (ii) the Restated Certificate of Incorporation will then be filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 242 of the DGCL.
1.02 Recapitalization of Capital Stock. Upon the filing of the Charter Amendment, and without any action on the part of any holders of Common Stock or Preferred Stock, (a) each outstanding share of Common Stock will be converted into 0.083647 of a share of New Common Stock, with all shares of New Common Stock so issued to each holder of Common Stock to be aggregated and with any fractional share remaining after such aggregation to be cancelled in exchange for the right to receive a cash payment of $25.00 per share of New Common Stock (the “Fractional Share Amount”), (b) each share of Class A Preferred Stock then outstanding will be reclassified as, and converted into, 8.478683 shares of New Common Stock, with all shares of New Common Stock so issued to each holder of Class A Preferred Stock to be aggregated and with any fractional share of New Common Stock remaining after such aggregation to be cancelled in exchange for the right to receive the Fractional Share Amount, and (c) each share of Class B Preferred Stock then outstanding will be reclassified as, and converted into, 1.416566 shares of New Common Stock, with all shares of New Common Stock so issued to each holder of Class B Preferred Stock to be aggregated and with any fractional share of New Common Stock remaining after such aggregation to be cancelled in exchange for the right to receive the Fractional Share Amount.
1.03 Exchange of Capital Stock.
     (a) Common Stock. Following the Effective Time, upon surrender in accordance with Section 1.04 of the certificate or certificates formerly representing Common Stock of each holder, such holder will be entitled to receive in exchange for such shares of Common Stock, in accordance with Section 1.02, (i) a certificate or certificates representing the number of whole shares of New Common Stock into which such Common Stock was converted pursuant to the Reverse Stock Split and (ii) a cash payment equal to the Fractional Share Amount in respect of any remaining fractional share of New Common Stock otherwise issuable to such holder.
     (b) Class A Preferred Stock. Following the Effective Time, upon surrender in accordance with Section 1.04 of the certificate or certificates formerly representing Class A Preferred Stock of each holder, such holder will be entitled to receive in exchange for such shares of Class A Preferred Stock, in accordance with Section 1.02, (i) a certificate or certificates representing the number of whole shares of New Common Stock into which such Class A Preferred Stock was reclassified and converted pursuant to the Reclassification and (ii) a cash payment equal to the Fractional Share Amount in respect of any remaining fractional share of New Common Stock otherwise issuable to such holder.
     (c) Class B Preferred Stock. Following the Effective Time, upon surrender in accordance with Section 1.04 of the certificate or certificates formerly representing Class B Preferred Stock of each holder, such holder will be entitled to receive in exchange for such shares of Class B Preferred Stock, in accordance with Section 1.02, (i) a certificate or certificates representing the number of whole shares of New Common Stock into which such Class B Preferred Stock was reclassified and converted pursuant to the Reclassification and (ii) a cash payment equal to the Fractional Share Amount in respect of any remaining fractional share of New Common Stock otherwise issuable to such holder.
1.04 Exchange Procedures.
     (a) Exchange Agent. Prior to Closing, Group will appoint Computershare or another bank or trust company designated by Group to act as the exchange agent (the “Exchange Agent”)

for the issuance of certificates representing the New Common Stock and the payment of Fractional Share Amounts in exchange for certificates formerly representing Common Stock or Preferred Stock that are surrendered for exchange.
     (b) Exchange Fund. On or promptly following the Effective Time, Group shall deposit with the Exchange Agent certificates representing the shares of New Common Stock issuable and cash equal to the Fractional Share Amounts payable pursuant to Section 1.03 (collectively, the “Recapitalization Consideration”). The Recapitalization Consideration shall not be used for any purpose other than as set forth in this Article I. Any portion of the Recapitalization Consideration remaining with the Exchange Agent on the 180th day after the Closing shall be released and delivered by the Exchange Agent to Group, after which time persons entitled thereto may only look to Group for payment thereof. Notwithstanding the foregoing, Group shall not be liable to any holder of certificates formerly representing shares of Common Stock or Preferred Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by such holders three (3) years after the Closing (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Group, free and clear of any claims or interest of any person previously entitled thereto.
     (c) Exchange Procedures. As soon as practicable after the Effective Time, Group shall cause the Exchange Agent to mail a notice and letter of transmittal form (which shall specify that delivery shall be effectuated, and risk of loss and title to the Certificates (as defined below) shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Group may specify) to each record holder of a certificate or certificates formerly representing shares of Common Stock or Preferred Stock (the “Certificates”) advising such holder of the effectiveness of the Recapitalization and the procedure for surrendering to the Exchange Agent such Certificate or Certificates for exchange into the Recapitalization Consideration. Upon the surrender of the Certificates to the Exchange Agent together and in accordance with the appropriate transmittal forms, the holder thereof shall be entitled to receive in exchange therefor, and the Exchange Agent shall, as promptly as practicable, deliver to such holder, the Recapitalization Consideration payable in respect of such Certificates. Until surrendered as contemplated by this Article I, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender of the Certificate, the Recapitalization Consideration. If the Recapitalization Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered in the transfer records of Group, it shall be a condition to such delivery that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers (and the signature thereto must be guaranteed) and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.
     (d) Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Group will deliver in exchange for such lost, stolen or destroyed

Certificate, the Recapitalization Consideration. The affidavit required hereunder shall be in a form reasonably satisfactory to the Company and shall be delivered to the Exchange Agent, who shall be responsible for making payment of the applicable Recapitalization Consideration for such lost, stolen or destroyed Certificates pursuant to the terms hereof.
     (e) Tax Withholding. Group and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Group or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Group or the Exchange Agent, such withheld amount shall be treated for all purposes of the Plan (as defined below) as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by Group or the Exchange Agent.
     (f) Transfer Books; No Further Ownership Rights in Common Stock or Preferred Stock. All Recapitalization Consideration paid upon the surrender of Certificates formerly representing Common Stock or Preferred Stock in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the stock transfer books of Group of such shares which were immediately outstanding prior to the Effective Time. If, after the Effective Time, the Certificates representing such shares of Common Stock or Preferred Stock are presented to Group for any reason, they shall be redeemed, canceled and exchanged as provided in this Article I.
Article II
Option and Warrant Adjustments
2.01 Option Adjustment. Group has granted options to purchase Common Stock to certain persons pursuant to its 2003 Stock Option Plan (the “Plan”). In connection with the consummation of the Recapitalization, the Compensation Committee of the Board of Directors (the “Compensation Committee”) is authorized under the terms of the Plan to make appropriate adjustments to the exercise price of each option outstanding under the Plan as of the Effective Time and the number of shares covered by each such option. The Compensation Committee has determined that it is advisable and appropriate to adjust (a) the current exercise price of each option outstanding under the Plan as of the Effective Time by dividing such exercise price by 0.083647 and (b) the number of shares of Common Stock covered by each such option by multiplying such number of shares by 0.083647, each effective as of the Closing.
2.02 Warrant Adjustment. Group has previously granted warrants to purchase shares of Common Stock to certain persons pursuant to that certain Warrant Agreement, dated as of January 31, 2003, between Group and Computershare Investor Services, LLC, as warrant agent (the “Warrant Agreement”). In connection with the consummation of the Recapitalization, the Board of Directors is authorized under the terms of the Warrant Agreement to make appropriate adjustments to the exercise price of each warrant outstanding under the Warrant Agreement as of the Effective Time and the number of shares covered by each such warrant. The Board of Directors has determined that it is advisable and appropriate to adjust (a) the current exercise price of each warrant outstanding under the Warrant Agreement as of the Effective Time by dividing such exercise price by 0.083647 and (b) the number of shares of Common Stock covered by each such warrant by multiplying such number of shares by 0.083647, each effective as of the Closing.
Article III
Additional Covenants
3.01 LLC Formation. Prior to the consummation of the Merger and subject to Section 3.05 hereof, the Majority Stockholders will (a) form a Delaware limited liability company (“VG Holdings, LLC”), which shall be governed by a limited liability company agreement substantially in the form attached hereto as Exhibit B (the “LLC Agreement”) and (b) transfer and convey to VG Holdings, LLC all right, title and interest of such Majority Stockholder in and to the shares of Common Stock and Preferred Stock owned by such Majority Stockholders, as set forth on Schedule 1 hereto, free and clear of all liens, claims and encumbrances, in exchange for the membership interests in VG Holdings, LLC, as described in the LLC Agreement (the “Contribution”).
3.02 Stockholders Consent. Immediately following the Contribution, but prior to the consummation of the Merger, the Majority Stockholders will cause VG Holdings, LLC to execute and deliver to Group at its principal place of business, pursuant to Section 228 of the DGCL, a stockholder consent in respect of all of Preferred Stock and Common Stock held by VG Holdings, LLC approving the Recapitalization, the Charter Amendment and the Restated Certificate of Incorporation.
3.03 Stockholder Agreement. Concurrently with the consummation of the Merger, (a) Group, HM Capital and GSC will terminate that certain Stockholder Agreement, dated January 31, 2003, between Group and the Majority Stockholders, as amended by that certain First Amendment and Consent, dated as of October, 2003, and (b) Group and VG Holdings, LLC will enter into a Stockholder Agreement substantially in the form as set forth in Exhibit C.
3.04 Monitoring and Oversight Agreement. Concurrently with the consummation of the Merger, Group will, and will cause its subsidiaries party thereto, and HM Capital will cause their affiliate, Hicks, Muse & Co. Partners, L.P. to terminate that certain Monitoring and Oversight Agreement, dated as of January 31, 2003, among Group, the Group subsidiaries party thereto, and Hicks, Muse & Co. Partners L.P., in consideration for the payment by Group of a cash termination fee of $5,620,540 to Hicks, Muse & Co. Partners, L.P.
3.05 Distribution of Stock. Prior to the consummation of the Merger, Pearl Street II, L.P. may dissolve and/or liquidate and distribute out to its partners all of its shares of Common Stock and Preferred Stock; provided, however, that such partners agree to assume the obligations herein related to such shares of Common Stock and Preferred Stock (including, without limitation, the agreement to contribute such shares to VG Holdings, LLC).

Article IV
Representations and Warranties of Group.
     Group hereby represents and warrants to the Majority Stockholders as follows:
4.01 Existence; Authority; Binding Effect. Group is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware. Group has full legal capacity and power to execute and deliver this Agreement and any other agreements or instruments to be executed and delivered by it pursuant to this Agreement and to consummate the transactions contemplated herein or therein. This Agreement is, and each other agreement and instrument to be executed and delivered by Group pursuant to this Agreement will, upon such execution and delivery, be, a valid and binding obligation of Group enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
4.02 No Violation. The execution and delivery of this Agreement by Group and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Group or any of its subsidiaries under (a) the certificate of incorporation, bylaws or other organizational documents of Group (as such documents may be amended prior to the closing of the Merger in accordance with the terms hereof) or (b) assuming that the approval of the Recapitalization, the Charter Amendment and the Restated Certificate of Incorporation by the required stockholders of Group, (i) any law, order, writ, injunction or decree applicable to Group or by which any property or asset of Group is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Group is a party or by which Group or any property or asset of Group is bound or affected, except, in the case of clause (b), for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that are not, individually or in the aggregate, reasonably expected to (x) have a material adverse effect on the assets, condition (financial or otherwise), business or results of operations of Group and its subsidiaries taken as a whole, or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.
4.03 Capitalization.
     (a) As of the date hereof, the authorized capital stock of Group consists of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, 1,500,000 shares of which have been designated as the Class A Preferred Stock and 4,500,000 shares of which have been designated as the Class B Preferred Stock. At the close of business on October 5, 2009, (i) 28,874,509 shares of Common Stock were issued and outstanding, (ii) 903,233 shares of Class A Preferred Stock were issued and outstanding, (iii) 4,255,546 shares of Class B Preferred Stock were issued and outstanding, (iv) no shares of Common Stock were held by Group in its treasury, (v) 2,777,778 shares of Common Stock were reserved for issuance under the Plan (of which 2,520,600 shares of Common Stock were subject to outstanding stock options granted under the Plan), and (vi) 1,378,226 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of the warrants to purchase shares of Common Stock under the Warrant Agreement.
     (b) Following the filing of the Charter Amendment, the authorized capital stock of Group will consist of 100,000,000 shares of New Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share. As of the Effective Time, after giving effect to the consummation of the Recapitalization and the Merger and assuming that no outstanding options to acquire shares of Common Stock or warrants to purchase shares of Common Stock are exercised after the date hereof and assuming that no fractional shares were cashed out pursuant to this Agreement or the Merger Agreement, (i) 20,000,000 shares of New Common Stock will be issued and outstanding and (ii) no shares of preferred stock of Group will be issued and outstanding. As of the Closing, all outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and nonassessable and will have been issued in compliance with all applicable preemptive, participation, rights of first refusal and other similar rights.
     (c) Except as disclosed in the Merger Agreement, there are (i) no securities, options, warrants, calls, pre-emptive exchange, conversion, purchase or subscription rights, or other rights, agreements, arrangements or commitments of any kind, contingent or otherwise, that could require Group to issue, sell or otherwise cause to become outstanding, any shares of capital stock or other equity or debt interest in Group or require Group to grant or enter into any such option, warrant, call, subscription, conversion, purchase or other right, agreement, arrangement or commitment, and no authorization has been given therefor, and (ii) no commitments or agreements of any kind to which Group or any subsidiary is bound obligating Group to accelerate the vesting or exercisability of any instrument referred to in clause (i) of this paragraph as a result of this Agreement, either alone or upon the occurrence of any additional subsequent events.
     (d) Except as disclosed in the Merger Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect regarding the governance, the voting or transfer of any shares of capital stock or any other equity interests in, or any rights or obligations of any equity holders of, Group.
4.04 Fairness Opinion. The Special Committee has received the written opinion of Houlihan stating that, based on the assumptions, qualifications and limitations set forth therein, the Recapitalization is fair to the holders of Common Stock of Group, from a financial point of view.
Article V
Representations and Warranties of Majority Stockholders
     Each Majority Stockholder, severally, but not jointly, represents and warrants to Group as follows:
5.01 Existence; Authority; Binding Effect. Such Majority Stockholder is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Majority Stockholder has full legal capacity and power to execute and deliver this

Agreement and any other agreements or instruments executed by it in connection herewith and to consummate the transactions contemplated herein or therein. This Agreement is, and each other agreement and instrument to be executed by such Majority Stockholder pursuant to this Agreement will be, a valid and binding obligation of such Majority Stockholder enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
5.02 No Violation. Neither the execution and delivery of this Agreement by such Majority Stockholder nor the consummation of the transactions contemplated hereby pursuant to this Agreement will (a) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of (i) the organizational documents of such Majority Stockholder or (ii) any agreement, lease or other instrument or obligation to which such Majority Stockholder is a party, or (b) violate any law, order, writ, injunction or decree applicable to such Majority Stockholder or any of such Majority Stockholder’s assets.
5.03 Title to Shares of Common Stock and Preferred Stock. Subject to Section 3.05 of this Agreement, such Majority Stockholder is the beneficial and record owner of the number of shares of Common Stock and Preferred Stock set forth opposite its name on Schedule 1 hereto, all of which are held free and clear of any liens, claims and encumbrances other than ordinary course pledges under such Majority Stockholder’s financing arrangements that will be released prior to the Effective Time. Such shares represent all of the shares of Common Stock and Preferred Stock owned, directly or indirectly, by such Majority Stockholder.
5.04 Advice. Each Majority Stockholder acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Majority Stockholder and its particular circumstances.
Article VI
Closing
6.01 Closing. The consummation of the Recapitalization (the “Closing”) shall take place the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201 (or at such other place upon which the parties hereto may mutually agree), immediately prior to, and conditioned upon, the consummation of the Merger; provided that the conditions set forth in Article VII hereof are fulfilled or (subject to the applicable law) waived (such date and time, the “Effective Time”).

Article VII
Conditions to Closing
7.01 Conditions to Obligations of the Majority Stockholders. The obligation of each of the Majority Stockholders to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by such Majority Stockholders) of each of the following conditions:
     (a) the representations and warranties of Group contained in Article IV hereof that are qualified as to materiality or material adverse effect shall be true and correct in all respects on and as of the date hereof and the Effective Time, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Effective Time, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and Group shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement;
     (b) all conditions precedent to the Merger shall have been satisfied or waived and all deliveries and actions to occur in connection with the consummation of the Merger pursuant to the Merger Agreement shall have been completed, with the exception of the filing of the articles of merger with the Secretary of State of the State of Oregon, which shall occur immediately following the Closing hereunder; and
     (c) no restraining order or injunction issued by any court of competent jurisdiction shall be in effect prohibiting the consummation of this Agreement or any of the transactions contemplated hereby.
7.02 Conditions to Obligations of Group. The obligation of Group to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by Group) of each of the following conditions:
     (a) the representations and warranties of the Majority Stockholders contained in Article V hereof that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and the Effective Time, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Effective Time, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Majority Stockholders shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Agreement;

     (b) all conditions precedent to the Merger shall have been satisfied or waived and all deliveries and actions to occur in connection with the consummation of the Merger pursuant to the Merger Agreement shall have been completed, with the exception of the filing of the articles of merger with the Oregon Secretary of State, which shall occur immediately following the Closing hereunder; and
     (c) no restraining order or injunction issued by any court of competent jurisdiction shall be in effect prohibiting the consummation of this Agreement or any of the transactions contemplated hereby.
Article VIII
Termination
8.01 Termination.
     (a) This Agreement and the rights and obligations of the parties hereto shall automatically terminate and be of no further force and effect upon the termination of the Merger Agreement in accordance with its terms without any action by the parties hereto.
     (b) This Agreement may be terminated by either Group or the Controlling Majority Stockholders if the Closing has not occurred on or before April 30, 2010; provided, however, that the terminating party is not in breach of its obligations hereunder in any material respect.
Article IX
Indemnification
9.01 Group hereby agrees to indemnify and hold harmless each Majority Stockholder and its officers, directors, shareholders, members, managers, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively “Claims”) incurred by each such person in connection with defending or investigating any such Claims to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by Group in this Agreement.
9.02 Each Majority Stockholder hereby agrees to indemnify and hold harmless Group and its officers, directors, stockholders, employees, agents and attorneys against any and all Claims incurred by each such person in connection with defending or investigating any such Claims to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by such Majority Stockholder in this Agreement.
Article X
Miscellaneous
10.01 Amendments and Waivers. Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.

10.02 Notices. All notices, requests, consents, reports and demands shall be in writing, shall be deemed effectively given upon receipt and shall be hand delivered, sent by facsimile or other electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or mailed, postage prepaid, to the parties hereto at the address set forth below or, in each case, to such other address and/or facsimile number as may be furnished in writing to the other parties hereto:
If to Group:
Viasystems Group, Inc.
101 South Hanley Road, Suite 400
St. Louis, Missouri 63105
Attention: General Counsel
Facsimile: 314-746-2251
with a copy to:
Weil, Gotshal & Manges LLP.
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: R. Scott Cohen
Facsimile: 214-746-7777
If to HM Capital:
Hicks, Muse, Tate & Furst Equity Fund III, LP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Edward Herring
Facsimile: 214-720-7888
with a copy to:
Hicks, Muse, Tate & Furst Equity Fund III, LP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: David W. Knickel
Facsimile: 214-720-7888

If to GSC:
GSC Group, Inc.
888 Seventh Avenue
New York, New York 10019
Attention: Phillip Raygorodetsky
Facsimile: 212-583-6184
with a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Brett Lawrence, Esq.
Facsimile: 212-806-1222
If to TCW:
Trust Company of the West
11100 Santa Monica Blvd., Suite 200
Los Angeles, California 90025
Attention: Jason Breaux
Facsimile: 310-235-5965
with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street
Los Angeles, California 90017
Attention: Brett Goldblatt
Facsimile: 213-892-4771
10.03 Titles and Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
10.04 Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. Multiple counterparts of this Agreement may be delivered via telecopier or other electronic means, with the intention that they shall have the same effect as an original counterpart hereof.
10.05 Governing Law; Jurisdiction; Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
10.06 Entire Agreement. This Agreement and the non-disclosure agreements previously entered into by each Majority Stockholder embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
10.07 Several Liability. Notwithstanding anything to the contrary in this Agreement, the parties agree that (a) the representations and warranties of each party made in this Agreement are being made on a several, and not joint, basis, (b) the obligations of each party under this Agreement are several obligations of each of them and (c) no party shall have any liability for the breach of any representation, warranty, covenant, commitment or obligation by any other party.
10.08 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
10.09 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law or in equity.
10.10 Survival. Unless this Agreement is terminated in accordance with Article VIII, the representations, warranties and covenants of the parties contained herein shall survive the Closing.
10.11 Word Meanings. The words such as “herein,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.
10.12 Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void; provided, however, that Pearl Street shall be entitled to assign such Agreement to its partners upon the consummation of the transaction contemplated by Section 3.05 of this Agreement.
10.13 Severability. In the event that one or more provisions of this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.
10.14 Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.
10.15 Payment of Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GROUP: VIASYSTEMS GROUP, INC.
By:	/s/ Gerald G. Sax
	Name:	Gerald G. Sax
	Title:	Senior Vice President and Chief Financial Officer

MAJORITY STOCKHOLDERS: HM Capital Hicks, Muse, Tate & Furst Equity Fund III, L.P.
By:	HM3/GP Partners, L.P.,
its general partner

By:	Hicks, Muse GP Partners III, L.P.,
its general partner

By:	Hicks, Muse Fund III Incorporated,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Signature Page to
Recapitalization Agreement

HMTF Equity Fund IV (1999), L.P.
By:	HM4/GP (1999) Partners, L.P.,
its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P.,
its general partner

By:	Hicks, Muse (1999) Partners IV, LLC,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

HM3 Coinvestors, L.P.
By:	Hicks, Muse GP Partners III, L.P.,
its general partner

By:	Hicks, Muse Fund III Incorporated,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Signature Page to
Recapitalization Agreement

HMTF Private Equity Fund IV (1999), L.P.
By:	HM4/GP (1999) Partners, L.P.,
its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P.,
its general partner

By:	Hicks, Muse (1999) Partners IV, LLC,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Hicks, Muse, PG-IV (1999), C.V.
By:	HM Equity Fund IV/GP Partners (1999),
C.V., its general partner

By:	HM GP Partners IV Cayman, L.P.,
its general partner

By:	HM Fund IV Cayman, LLC,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Signature Page to
Recapitalization Agreement

HM4-EQ (1999) Coinvestors, L.P.
By:	Hicks, Muse GP (1999) Partners IV, L.P.,
its general partner

By:	Hicks, Muse (1999) Fund IV, LLC,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

HM4-SBS (1999) Coinvestors, L.P.
By:	Hicks, Muse GP (1999) Partners IV,
L.P., its general partner

By:	Hicks, Muse (1999) Partners IV, LLC,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Signature Page to
Recapitalization Agreement

Pearl Street II, L.P.
By:	Pearl Street II GP, LLC,
its general partner

By:	Hicks, Muse, Tate & Furst Equity Fund
III, L.P.,
a member

By:	HM3/GP Partners, L.P.,
its general partner

By:	Hicks, Muse GP Partners III, L.P.,
its general partner

By:	Hicks, Muse Fund III Incorporated,
its general partner

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President

Signature Page to
Recapitalization Agreement

GSC GSC Partners CDO Fund, Limited
By:	/s/ Seth Katzenstein
	Name:	Seth Katzenstein
	Title:	Authorized Signatory

GSC Partners CDO Fund II, Limited
By:	/s/ Seth Katzenstein
	Name:	Seth Katzenstein
	Title:	Authorized Signatory

GSC Recovery II, L.P.
By:	GSC Recovery II GP, L.P.,
its general partner

By:	GSC RII, LLC,
its general partner

By:	GSCP (NJ) Holdings, L.P.,
its sole member

By:	GSCP (NJ), Inc.
its general partner

By:	/s/ Philip Raygorodetsky
	Name:	Philip Raygorodetsky
	Title:	Senior Managing Director

Signature Page to
Recapitalization Agreement

GSC Recovery IIA, L.P.
By:	GSC Recovery IIA GP, L.P.,
its general partner

By:	GSC RIIA, LLC,
its general partner

By:	GSCP (NJ) Holdings, L.P.,
its sole member

By:	GSCP (NJ), Inc.,
its general partner

By:	/s/ Philip Raygorodetsky
	Name:	Philip Raygorodetsky
	Title:	Senior Managing Director

Signature Page to
Recapitalization Agreement

TCW TCW Shared Opportunities Fund III, L.P.
By:	TCW Asset Management Company,
its Investment Adviser

By:	/s/ Jason A. Breaux
	Name:	Jason A. Breaux
	Title:	Senior Vice President

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

Signature Page to
Recapitalization Agreement